EXHIBIT 23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

iCAD, Inc.
Nashua, New Hampshire

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 2005 on the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financing reporting and the effectiveness of internal control over financial reporting of iCAD, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ BDO SEIDMAN, LLP
                                        ----------------------------------------
                                        BDO SEIDMAN, LLP

Boston, Massachusetts
March 31, 2005